EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (No. 333-88438, No. 333-35087, No. 333-35165, No. 333-39153, No. 333-39249, No.
33-44851,  No. 333-35085 and No. 333-35175) on Form S-8 and (No. 333-88478,  No.
333-42315,  No.  333-44439  and No. 333-  39381) on Form S-3 of Pioneer  Natural
Resources Company and the related Prospectuses of our report dated January 24, 2003, with respect to the consolidated financial statements of Pioneer Natural Resources Company included in this Annual Report on Form 10-K for the year ended December 31, 2002.


                                           Ernst & Young LLP



Dallas, Texas
February 19, 2003





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